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                                                                EXHIBIT 23(c)



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 1996, with respect to the 1995 and 1994 consolidated financial statements and schedule (not presented separately herein) of Computer Identics Corporation and subsidiaries in this Registration Statement (Form S-3) and related prospectus of Robotic Vision Systems, Inc.

We also consent to the incorporation in the Registration Statement (Form S-3) and related Prospectus of Robotic Vision Systems, Inc. of our report dated February 8, 1996, with respect to the 1995 and 1994 consolidated financial statements and schedule (not incorporated by reference separately therein) of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc. for the year ended September 30, 1996.



/s/ Ernst & Young LLP
Boston, Massachusetts
January 17, 1997